Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.  333-93109, 333-52176, 333-110104, 333-156380, and 333-171491) of ARI Network Services, Inc. of our report dated February 8, 2013 relating to the financial statements of the Retail Services Division of Fifty Below Sales & Marketing, Inc., which appears in the Current Report on Form 8K/A of ARI Network Services, Inc.

/s/ Wipfli LLP

Minneapolis, Minnesota

February 8, 2013